Exhibit 99.1

NEWS RELEASE
Kaman Corporation
1332 Blue Hills Avenue Bloomfield, CT USA
P 860.243.7100 www.kaman.com
KAMAN REPORTS 2020 FIRST QUARTER RESULTS

First Quarter Highlights:

•	Net sales from continuing operations of $207.3 million up 24.6% over prior year period

•	Organic sales from continuing operations* of $184.0 million up 10.5% over prior year period

•	Net loss from continuing operations of $0.4 million; Adjusted EBITDA from continuing operations* up 39.7% to $26.2 million, or 12.6% of sales

•	Diluted earnings per share from continuing operations of $(0.01), or $0.48 adjusted*

•	Withdraws full year guidance for 2020

BLOOMFIELD, Conn. (May 11, 2020) - Kaman Corp. (NYSE:KAMN) today reported financial results for the first fiscal quarter ended April 3, 2020.

Table 1. Summary of Financial Results (unaudited)
In thousands except per share amounts	For the Three Months Ended
	April 3, 2020	March 29, 2019	Change

Net sales from continuing operations	$207,322	$166,434	$40,888

Operating income from continuing operations:
Operating (loss) income from continuing operations	$(4,422)	$12,369	$(16,791)
% of sales	(2.1)%	7.4%	(9.5)%
Adjustments	$21,117	$266	20,851
Adjusted operating income from continuing operations	$16,695	$12,635	$4,060
% of sales	8.1%	7.6%	0.5%

Adjusted EBITDA from continuing operations*:
(Loss) earnings from continuing operations	$(407)	$5,822	$(6,229)
Adjustments	26,611	12,935	13,676
Adjusted EBITDA from continuing operations*	$26,204	$18,757	$7,447
% of sales	12.6%	11.3%	1.3%

Earnings per share from continuing operations:
Diluted (loss) earnings per share from continuing operations	$(0.01)	$0.20	$(0.21)
Adjustments	0.49	0.01	0.48
Adjusted diluted earnings per share from continuing operations*	$0.48	$0.21	$0.27

Neal J. Keating, Chairman, President and Chief Executive Officer, commented, “I want to start by thanking our employees for their extraordinary efforts during this difficult time, and to re-emphasize our focus on maintaining their health, safety and well-being. Together we demonstrated our commitment to supporting our customers across the broad range of industries we serve. This commitment led to very strong results with first quarter consolidated sales from continuing operations up 24.6% to $207.3 million, which benefited from organic sales* growth across all of our major product categories of 10.5%. In addition to the significant increase in sales, we saw improved profitability over the prior year. During the quarter we recorded a loss per diluted share of $0.01 compared to diluted earnings per share of $0.20 in the prior year period. The loss in the current period is due to a number of significant items, including acquisition and purchase accounting costs for Bal Seal, costs associated with our corporate development activities and restructuring and severance costs. When adjusted, Adjusted diluted earnings per share from continuing operations* was $0.48, a $0.27 increase over the adjusted result in the prior year period.

We began to feel the effects of COVID-19 during March and immediately took actions to implement strategies to minimize the impact on our operations. These included new processes and procedures to ensure safe and continuous production, including social distancing inside of our facilities, the use of appropriate PPE for employees on-site and segregating work groups to enable more effective contact tracing while limiting in facility interactions throughout the workday. We also transitioned to remote work for our office and other non-manufacturing employees. We have been pleased with the way our employees have responded and supported one another and our customers through this transition.

As of today, we have experienced and continue to expect some level of inefficiency as a result of the steps we have taken to respond to COVID-19 and to address the needs of our employees as they and their families navigate through these challenges. Additionally, we will continue to invest in our future and we do not anticipate a meaningful impact to our research and development programs as a result of COVID-19.

Due to the volatility of current market conditions, primarily across commercial aerospace, we have made the decision to withdraw our full year guidance. However we believe our first quarter performance highlights the benefits of our efforts to diversify our products and end markets. Our defense programs contribute approximately 50% of our sales and are expected to remain strong with opportunities emerging for additional growth over the remainder of the year. Commercial aerospace, at approximately 30% of sales, presents the biggest risk to our performance. In this end market our sales split is approximately 80% OEM and 20% aftermarket. We are adjusting our manufacturing plans to meet the expected decline in new commercial aircraft production rates, however, the impact to our aftermarket business is more difficult to predict. The remaining 20% of our sales is primarily focused on the medical and industrial end markets which we anticipate to have pockets of strength and weakness, particularly given the range of customer applications. While the depth and duration of a downturn in these end markets is difficult to predict, we expect them to be less impacted and recover more quickly than commercial aerospace.

Our first quarter performance speaks to the ability of the new Kaman to drive stronger operating results and the ability of our team to execute despite the challenges they faced as the quarter progressed. We were also pleased to complete the acquisition of Bal Seal in January. The first quarter marks our first report with Bal Seal, and the results for the business were in line with our expectations and above the results they posted in the prior year. With the addition of Bal Seal, we have continued to strengthen our portfolio of highly engineered proprietary solutions serving defense, commercial aerospace, medical and industrial end markets, presenting a wide opportunity for growth going forward. This demonstrated strength positions us well for long-term growth and will enable us to better navigate the near-term challenges."

Chief Financial Officer, Robert D. Starr, commented, "We ended the quarter with a strong balance sheet. In March, as we evaluated the uncertainty associated with the COVID-19 outbreak, we elected to borrow $200 million under our $800 million revolving credit facility. At quarter end, we had available cash on hand of $270 million, significant remaining capacity under our revolving credit facility and no debt maturities until 2024. We will remain focused on maintaining our liquidity and strong balance sheet.

In light of the COVID-19 outbreak we have taken a number of steps to mitigate the potential impact on our business, including adjusting production needs to meet demand, reducing our discretionary spend, reducing salaries across our senior management team, and our non-employee directors have agreed to temporarily reduce their quarterly cash retainer payments.

Free cash flow usage in the quarter was driven by increased inventory spend as we prepare for deliveries over the course of 2020 and an increase in receivables due to the timing of collections. Additionally, we had employee related cash payments, including a $10.0 million pension contribution made in February. As we look ahead, Free Cash Flow* is expected to improve through the balance of the year as we begin to convert working capital build in the first half to cash. In addition, we have reduced discretionary spending and non-essential capital expenditures across the organization; however, we were built on innovation and we will continue to invest in research and development programs to position ourselves to capture market share and accelerate our long-term growth."

Please see the MD&A section of the Company's Form 10-Q filed with the Securities and Exchange Commission concurrently with the issuance of this release for greater detail on our results and various company programs.

A conference call has been scheduled for tomorrow, May 12, 2020, at 8:30 AM ET. Listeners may access the call live by telephone at (844) 473-0975 and from outside the U.S. at (562) 350-0826 using the Conference ID: 5189783; or, via the Internet at www.kaman.com. A replay will also be available two hours after the call and can be accessed at (855) 859-2056 or (404) 537-3406 using the Conference ID: 5189783. In its discussion, management may reference certain non-GAAP financial measures related to company performance. A reconciliation of that information to the most directly comparable GAAP measures is provided in this release. In addition, a supplemental presentation relating to the first quarter 2020 results will be posted to the Company’s website immediately prior to the earnings call at http://www.kaman.com/investors/presentations.

About Kaman Corporation
Kaman Corporation, founded in 1945 by aviation pioneer Charles H. Kaman, and headquartered in Bloomfield, Connecticut, conducts business in the aerospace & defense, industrial and medical markets. Kaman produces and markets proprietary aircraft bearings and components; super precision, miniature ball bearings; proprietary spring energized seals, springs and contacts; complex metallic and composite aerostructures for commercial, military and general aviation fixed and rotary wing aircraft; safe and arming solutions for missile and bomb systems for the U.S. and allied militaries; subcontract helicopter work; restoration, modification and support of our SH-2G Super Seasprite maritime helicopters; manufacture and support of our K-MAX® manned and unmanned medium-to-heavy lift helicopters.

More information is available at www.kaman.com.

Non-GAAP Measures Disclosure

Management believes that the Non-GAAP financial measures (i.e. financial measures that are not computed in accordance with Generally Accepted Accounting Principles) identified by an asterisk (*) used in this release or in other disclosures provide important perspectives into the Company's ongoing business performance. The Company does not intend for the information to be considered in isolation or as a substitute for the related GAAP measures. Other companies may define the measures differently. We define the Non-GAAP measures used in this release and other disclosures as follows:

Organic Sales - Organic Sales is defined as "Net Sales" less sales derived from acquisitions completed during the preceding twelve months. We believe that this measure provides management and investors with a more complete understanding of underlying operating results and trends of established, ongoing operations by excluding the effect of acquisitions, which can obscure underlying trends. We also believe that presenting Organic Sales enables a more direct comparison to other businesses and companies in similar industries. Management recognizes that the term "Organic Sales" may be interpreted differently by other companies and under different circumstances. No other adjustments were made during the three-month fiscal periods ended April 3, 2020 and March 29, 2019, respectively. The following table illustrates the calculation of Organic Sales using the GAAP measure, "Net Sales".

Table 2. Organic Sales from continuing operations (in thousands) (unaudited)
	For the Three Months Ended
	April 3, 2020	March 29, 2019
Net sales	$207,322	$166,434
Acquisition Sales	23,361	—
Organic Sales	$183,961	$166,434
$ Change	$17,527	(12,961)
% Change	10.5%	(7.2)%

Adjusted Net Sales from continuing operations and Adjusted Operating Income from continuing operations - Adjusted Net Sales from continuing operations is defined as net sales from continuing operations, less items not indicative of normal sales, such as revenue recorded related to the settlement of claims. Adjusted Operating Income from continuing operations is defined as operating income from continuing operations, less items that are not indicative of the operating performance of the Company for the period presented. These items are included in the reconciliation below. Management uses Adjusted Net Sales from continuing operations and Adjusted Operating Income from continuing operations to evaluate performance period over period, to analyze underlying trends and to assess our performance relative to our competitors. We believe that this information is useful for investors and financial institutions seeking to analyze and compare companies on the basis of operating performance. The following table illustrates the calculation of Adjusted Operating Income from continuing operations to the Consolidated Financial Statements included in the Company's Form 10-Q filed with the Securities and Exchange Commission on May 11, 2020.

Table 3. Adjusted Net Sales and Adjusted Operating Income from Continuing Operations
(In thousands) (unaudited)
	For the Three Months Ended
	April 3, 2020	March 29, 2019
CONSOLIDATED OPERATING INCOME:
Net Sales from continuing operations	$207,322	$166,434
GAAP - Operating (loss) income from continuing operations	$(4,422)	$12,369
% of GAAP net sales	(2.1)%	7.4%

Adjustments
Restructuring and severance costs	$1,795	$266
Costs associated with corporate development activities	1,787	—
Bal Seal acquisition costs	8,483	—
Cost of acquired Bal Seal retention plans	5,703	—
Inventory step-up associated with Bal Seal acquisition	1,177	—
Costs from transition services agreement	4,140	—
Reversal of employee tax-related matters in foreign operations	(1,211)	—
Reversal of environmental accrual at GRW	(264)	—
Gain on sale of U.K. Tooling business	(493)	—
Total adjustments	$21,117	$266

Adjusted Operating Income	$16,695	$12,635
% of GAAP net sales	8.1%	7.6%

Adjusted EBITDA from continuing operations - Adjusted EBITDA from continuing operations is defined as earnings from continuing operations before interest, taxes, other expense (income), net, depreciation and amortization and certain items that are not indicative of the operating performance of the Company's for the period presented. Adjusted EBITDA from continuing operations differs from earnings from continuing operations, as calculated in accordance with GAAP, in that it excludes interest expense, net, income tax expense, depreciation and amortization, other expense (income), net, non-service pension and post retirement benefit expense (income), and certain items that are not indicative of the operating performance of the Company for the period presented. We have made numerous investments in our business, such as acquisitions and capital expenditures, including facility improvements, new machinery and equipment, improvements to our information technology infrastructure and ERP systems, which we have adjusted for in Adjusted EBITDA from continuing operations. Adjusted EBITDA from continuing operations also does not give effect to cash used for debt service requirements and thus does not reflect funds available for distributions, reinvestments or other discretionary uses. Management believes Adjusted EBITDA from continuing operations provides an additional perspective on the operating results of the organization and its earnings capacity and helps improve the comparability of our results between periods because it provides a view of our operations that excludes items that management believes are not reflective of operating performance, such as items traditionally removed from net earnings in the calculation of EBITDA as well as Other expense (income), net and certain items that are not indicative of the operating performance of the Company for the period presented. Adjusted EBITDA from continuing operations is not presented as an alternative measure of operating performance, as determined in accordance with GAAP. No other adjustments were made during the three-month fiscal periods ended April 3, 2020 and March 29, 2019. The following table illustrates the calculation of Adjusted EBITDA from continuing operations using GAAP measures:

Table 4. Adjusted EBITDA from continuing operations (in thousands) (unaudited)
	For the Three Months Ended
	April 3, 2020	March 29, 2019
Adjusted EBITDA from continuing operations
Consolidated Results
Sales from continuing operations	$207,322	$166,434

(Loss) earnings from continuing operations, net of tax	(407)	5,822

Interest expense, net	3,247	5,301
Income tax (benefit) expense	(443)	1,434
Non-service pension and post retirement benefit income	(4,063)	(99)
Other expense (income), net	218	(89)
Depreciation and amortization	9,509	6,122
Other Adjustments:
Restructuring and severance costs	1,795	266
Cost associated with corporate development activities	1,787	—
Bal Seal acquisition costs	8,483	—
Cost of acquired Bal Seal retention plans	5,703	—
Inventory step-up associated with Bal Seal acquisition	1,177	—
Costs from transition services agreement	4,140	—
Income from transition services agreement	(2,974)	—
Reversal of employee tax-related matters in foreign operations	(1,211)	—
Reversal of environmental accrual at GRW	(264)	—
Gain on sale of U.K. Tooling business	(493)	—
Adjustments	$26,611	$12,935

Adjusted EBITDA from continuing operations	$26,204	$18,757
Adjusted EBITDA margin	12.6%	11.3%

Adjusted Earnings from Continuing Operations and Adjusted Diluted Earnings Per Share from Continuing Operations - Adjusted Earnings from Continuing Operations and Adjusted Diluted Earnings per Share from Continuing Operations are defined as GAAP "Earnings from Continuing Operations" and "Diluted earnings per share from continuing operations", less items that are not indicative of the operating performance of the business for the periods presented. These items are included in the reconciliation below. Management uses Adjusted Earnings from Continuing Operations and Adjusted Diluted Earnings per Share from Continuing Operations to evaluate performance period over period, to analyze the underlying trends in our business and to assess its performance relative to its competitors. We believe that this information is useful for investors and financial institutions seeking to analyze and compare companies on the basis of operating performance.

The following table illustrates the calculation of Adjusted Earnings from Continuing Operations and Adjusted Diluted Earnings per Share from Continuing Operations using “Earnings from Continuing Operations” and “Diluted earnings per share from continuing operations” from the “Consolidated Statements of Operations” included in the Company's Form 10-Q filed with the Securities and Exchange Commission on May 11, 2020.

Table 5. Adjusted Earnings from continuing operations and Adjusted Diluted Earnings per Share from continuing operations
(In thousands except per share amounts) (unaudited)
	For the Three Months Ended
	April 3, 2020	March 29, 2019
Adjustments to Earnings from Continuing Operations
Restructuring and severance costs	$1,795	$266
Costs associated with corporate development activities	1,787	—
Bal Seal acquisition costs	8,483	—
Cost of acquired Bal Seal retention plans	5,703	—
Inventory step-up associated with Bal Seal acquisition	1,177	—
Costs from transition services agreement	4,140	—
Income from transition services agreement	(2,974)	—
Reversal of employee tax-related matters in foreign operations	(1,211)	—
Reversal of environmental accrual at GRW	(264)	—
Gain on sale of U.K. Tooling business	(493)	—
Adjustments, pre tax	$18,143	$266

Tax Effect of Adjustments to Earnings from Continuing Operations
Restructuring and severance costs	$434	$53
Costs associated with corporate development activities	432	—
Bal Seal acquisition costs	2,050	—
Cost of acquired Bal Seal retention plans	1,378	—
Inventory step-up associated with Bal Seal acquisition	284	—
Costs from transition services agreement	1,001	—
Income from transition services agreement	(719)	—
Employee tax-related matters in foreign operations	(293)	—
Reversal of environmental accrual at GRW	(64)	—
Gain on sale of U.K. Tooling business	(119)	—
Tax effect of Adjustments	$4,384	$53

Adjustments to Earnings from Continuing Operations, net of tax
GAAP (Loss) earnings from continuing operations, as reported	$(407)	$5,822
Restructuring and severance costs	1,361	213
Costs associated with corporate development activities	1,355	—
Bal Seal acquisition costs	6,433	—
Cost of acquired Bal Seal retention plans	4,325	—
Inventory step-up associated with Bal Seal acquisition	893	—
Costs from transition services agreement	3,139	—
Income from transition services agreement	(2,255)	—
Employee tax-related matters in foreign operations	(918)	—
Reversal of environmental accrual at GRW	(200)	—
Gain on sale of U.K. Tooling business	(374)	—
Adjusted Earnings from continuing operations	$13,352	$6,035

Calculation of Adjusted Diluted Earnings per Share from Continuing Operations
GAAP diluted (loss) earnings per share from continuing operations	$(0.01)	$0.20

Table 5. Adjusted Earnings from continuing operations and Adjusted Diluted Earnings per Share from continuing operations
(In thousands except per share amounts) (unaudited)
	For the Three Months Ended
	April 3, 2020	March 29, 2019
Restructuring and severance costs at Aerospace	0.05	0.01
Costs associated with corporate development activities	0.05	—
Bal Seal acquisition costs	0.23	—
Cost of accrued Bal Seal retention plans	0.15	—
Inventory step-up associated with Bal Seal acquisition	0.03	—
Costs from transition services agreement	0.11	—
Income from transition services agreement	(0.08)	—
Employee tax-related matters in foreign operations	(0.03)	—
Reversal of environmental accrual at GRW	(0.01)	—
Gain on sale of U.K. Tooling business	(0.01)	—
Adjustments to diluted earnings per share from continuing operations	$0.49	$0.01
Adjusted Diluted Earnings per Share from continuing operations	$0.48	$0.21
Diluted weighted average shares outstanding	27,891	28,070

Free Cash Flow from continuing operations - Free Cash Flow from continuing operations is defined as GAAP “Net cash provided by (used in) operating activities from continuing operations” in a period less “Expenditures for property, plant & equipment” in the same period. Management believes Free Cash Flow from continuing operations provides an important perspective on our ability to generate cash from our business operations and, as such, that it is an important financial measure for use in evaluating the Company's financial performance. Free Cash Flow from continuing operations should not be viewed as representing the residual cash flow available for discretionary expenditures such as dividends to shareholders or acquisitions, as it may exclude certain mandatory expenditures such as repayment of maturing debt and other contractual obligations. Management uses Free Cash Flow from continuing operations internally to assess overall liquidity. The following table illustrates the calculation of Free Cash Flow from continuing operations using “Net cash provided by (used in) operating activities from continuing operations” and “Expenditures for property, plant & equipment”, GAAP measures from the Condensed Consolidated Statements of Cash Flows included in this release.

Table 6. Free Cash Flow from continuing operations (in thousands) (unaudited)
For the Three Months Ended
April 3, 2020
Net cash provided by operating activities from continuing operations	$(55,442)
Expenditures for property, plant & equipment	(5,559)
Free Cash Flow from continuing operations	$(61,001)

Debt to Capitalization Ratio - Debt to Capitalization Ratio is calculated by dividing debt by capitalization. Debt is defined as GAAP “Current portion of long-term debt” plus “Long-term debt, excluding current portion”. Capitalization is defined as Debt plus GAAP “Total shareholders' equity”. Management believes that Debt to Capitalization Ratio is a measurement of financial leverage and provides an insight into the financial structure of the Company and its financial strength. The following table illustrates the calculation of Debt to Capitalization Ratio using GAAP measures from the Condensed Consolidated Balance Sheets included in this release.

Table 7. Debt to Capitalization Ratio (in thousands) (unaudited)
	April 3, 2020	December 31, 2019
Long-term debt, excluding current portion	$383,631	$181,622
Debt	383,631	181,622
Total shareholders' equity	797,229	823,202
Capitalization	$1,180,860	$1,004,824
Debt to Capitalization Ratio	32.5%	18.1%

Please note that the Company held $270.7 million of "Cash and Cash Equivalents" on its Condensed Consolidated Balance Sheet as of April 3, 2020. Netting this cash on hand against our debt would reduce the Debt to Capitalization Ratio to 12.4% as of April 3, 2020.

FORWARD-LOOKING STATEMENTS

This release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other publicly available documents issued by the Company and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management's current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "would," "could," "will" and other words of similar meaning in connection with a discussion of future operating or financial performance. Examples of forward looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause the Company's actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others: (i) the possibility that we may be unable to find appropriate reinvestment opportunities for the proceeds from the sale of our former Distribution business; (ii) risks related to Kaman's performance of its obligations under the transition services agreement entered into in connection with the sale of our former Distribution business and disruption of management time from ongoing business operations relating thereto; (iii) changes in domestic and foreign economic and competitive conditions in markets served by the Company, particularly the defense, commercial aviation and industrial production markets; (iv) changes in government and customer priorities and requirements (including cost-cutting initiatives, government and customer shut-downs, the potential deferral of awards, terminations or reductions of expenditures to respond to the priorities of Congress and the Administration, or budgetary cuts resulting from Congressional actions or automatic sequestration); (v) the global economic impact of the COVID-19 pandemic; (vi) changes in geopolitical conditions in countries where the Company does or intends to do business; (vii) the successful conclusion of competitions for government programs (including new, follow-on and successor programs) and thereafter successful contract negotiations with government authorities (both foreign and domestic) for the terms and conditions of the programs; (viii) the timely receipt of any necessary export approvals and/or other licenses or authorizations from the USG; (ix) timely satisfaction or fulfillment of material contractual conditions precedents in customer purchase orders, contracts, or similar arrangements; (x) the existence of standard government contract provisions permitting renegotiation of terms and termination for the convenience of the government; (xi) the successful resolution of government inquiries or investigations relating to our businesses and programs; (xii) risks and uncertainties associated with the successful implementation and ramp up of significant new programs, including the ability to manufacture the products to the detailed specifications required and recover start-up costs and other investments in the programs; (xiii) potential difficulties associated with variable acceptance test results, given sensitive production materials and extreme test parameters; (xiv) the receipt and successful execution of production orders under the Company's existing USG JPF contract, including the exercise of all contract options and receipt of orders from allied militaries, but excluding any next generation programmable fuze programs, as all have been assumed in connection with goodwill impairment evaluations; (xv) the continued support of the existing K-MAX® helicopter fleet, including sale of existing K-MAX® spare parts inventory and the receipt of orders for new aircraft sufficient to recover our investments in the K-MAX® production line; (xvi) the accuracy of current cost estimates associated with environmental remediation activities; (xvii) the profitable integration of acquired businesses into the Company's operations; (xviii) the ability to recover from cyber-based or other security attacks, information technology failures or other disruptions; (xix) changes in supplier sales or vendor incentive policies; (xx) the ability of our suppliers to satisfy their performance obligations; (xxi) the effects of price increases or decreases; (xxii) the effects of pension regulations, pension plan assumptions, pension plan asset performance, future contributions and the pension freeze, including the ultimate determination of the USG's share of any pension curtailment adjustment calculated in accordance with CAS 413; (xxiii) future levels of indebtedness and capital expenditures; (xxiv) the continued availability of raw materials and other commodities in adequate supplies and the effect of increased costs for such items; (xxv) the effects of currency exchange rates and foreign competition on future operations; (xxvi) changes in laws and regulations, taxes, interest rates, inflation rates and general business conditions; (xxvii) the effects, if any, of the United Kingdom's exit from the European Union; (xxviii) future repurchases and/or issuances of common stock; (xxix) the occurrence of unanticipated restructuring costs or the failure to realize anticipated savings or benefits from past or future expense reduction actions; (xxx) the ability to recruit and retain skilled employees; and (xxxi) other risks and uncertainties set forth herein and in our 2019 Form 10-K and our First Quarter Form 10-Q filed May 11, 2020.

Any forward-looking information provided in this release should be considered with these factors in mind. We assume no obligation to update any forward-looking statements contained in this report.

Contact: James Coogan
V.P., Investor Relations and Business Development
(860) 243-6342
James.Coogan@kaman.com

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts) (unaudited)

	For the Three Months Ended
	April 3, 2020	March 29, 2019
Net sales	$207,322	$166,434
Cost of sales	139,620	111,913
Gross profit	67,702	54,521
Selling, general and administrative expenses	60,989	41,951
Costs from transition services agreement	4,140	—
Cost of acquired retention plans	5,703	—
Restructuring costs	1,795	266
Gain on sale of business	(493)	—
Net gain on sale of assets	(10)	(65)
Operating (loss) income	(4,422)	12,369
Interest expense, net	3,247	5,301
Non-service pension and post retirement benefit income	(4,063)	(99)
Income from transition services agreement	(2,974)	—
Other expense (income), net	218	(89)
(Loss) earnings from continuing operations before income taxes	(850)	7,256
Income tax (benefit) expense	(443)	1,434
(Loss) earnings from continuing operations	(407)	5,822
Earnings from discontinued operations before gain on disposal, net of tax	—	8,303
Gain on disposal of discontinued operations, net of tax	692	—
Total earnings from discontinued operations	692	8,303
Net earnings	$285	$14,125

Earnings per share:
Basic (loss) earnings per share from continuing operations	$(0.01)	$0.21
Basic earnings per share from discontinued operations	0.02	0.30
Basic earnings per share	$0.01	$0.51
Diluted (loss) earnings per share from continuing operations	$(0.01)	$0.20
Diluted earnings per share from discontinued operations	0.02	0.30
Diluted earnings per share	$0.01	$0.50
Average shares outstanding:
Basic	27,809	27,908
Diluted	27,891	28,070

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In thousands, except share and per share amounts) (unaudited)

	April 3, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$270,713	$471,540
Restricted cash	24,745	—
Accounts receivable, net	171,149	156,492
Contract assets	133,421	121,614
Contract costs, current portion	6,207	6,052
Inventories	193,179	156,353
Income tax refunds receivable	10,108	8,069
Other current assets	15,676	16,368
Total current assets	825,198	936,488
Property, plant and equipment, net of accumulated depreciation of $215,657 and $210,549, respectively	219,336	140,450
Operating right-of-use assets, net	14,415	15,159
Goodwill	294,798	195,314
Other intangible assets, net	149,652	53,439
Deferred income taxes	31,410	35,240
Contract costs, noncurrent portion	6,652	6,099
Other assets	36,100	36,754
Total assets	$1,577,561	$1,418,943
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable – trade	65,676	70,884
Accrued salaries and wages	43,076	43,220
Contract liabilities, current portion	43,582	42,942
Operating lease liabilities, current portion	4,475	4,306
Income taxes payable	3,934	4,722
Other current liabilities	38,056	37,918
Total current liabilities	198,799	203,992
Long-term debt, excluding current portion, net of debt issuance costs	383,631	181,622
Deferred income taxes	6,706	6,994
Underfunded pension	83,014	97,246
Contract liabilities, noncurrent portion	38,957	37,855
Operating lease liabilities, noncurrent portion	10,669	11,617
Other long-term liabilities	58,556	56,415
Commitments and contingencies
Shareholders' equity:
Preferred stock, $1 par value, 200,000 shares authorized; none outstanding	—	—
Common stock, $1 par value, 50,000,000 shares authorized; voting; 30,142,054 and 30,058,455 shares issued, respectively	30,142	30,058
Additional paid-in capital	231,493	228,153
Retained earnings	815,396	820,666
Accumulated other comprehensive income (loss)	(160,612)	(150,893)
Less 2,525,001 and 2,219,332 shares of common stock, respectively, held in treasury, at cost	(119,190)	(104,782)
Total shareholders’ equity	797,229	823,202
Total liabilities and shareholders’ equity	$1,577,561	$1,418,943

KAMAN CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In thousands) (unaudited)

	For the Three Months Ended
	April 3, 2020	March 29, 2019
Cash flows from operating activities:
Net earnings	$285	$14,125
Less: Total earnings from discontinued operations	692	8,303
(Loss) earnings from continuing operations	(407)	5,822
Adjustments to reconcile net earnings from continuing operations to net cash provided by operating activities of continuing operations:
Depreciation and amortization	9,509	6,122
Amortization of debt issuance costs	492	461
Accretion of convertible notes discount	702	669
Provision for doubtful accounts	179	110
Gain on sale of business	(493)	—
Net gain on sale of assets	(10)	(65)
Net loss on derivative instruments	983	247
Stock compensation expense	1,633	1,570
Deferred income taxes	3,493	1,149
Changes in assets and liabilities, excluding effects of acquisitions/divestitures:
Accounts receivable	(6,531)	58,683
Contract assets	(11,665)	(12,722)
Contract costs	(709)	1,015
Inventories	(25,206)	(19,284)
Income tax refunds receivable	(2,078)	(394)
Operating right of use assets	1,223	1,205
Other assets	(917)	(2,662)
Accounts payable - trade	(6,405)	(2,666)
Contract liabilities	1,743	(1,113)
Operating lease liabilities	(1,183)	(1,100)
Other current liabilities	(8,079)	(2,336)
Income taxes payable	(1,038)	(1,990)
Pension liabilities	(12,887)	1,043
Other long-term liabilities	2,209	3,884
Net cash (used in) provided by operating activities of continuing operations	(55,442)	37,648
Net cash used in operating activities of discontinued operations	—	(15,012)
Net cash (used in) provided by operating activities	(55,442)	22,636
Cash flows from investing activities:
Proceeds from sale of assets	11	65
Proceeds from sale of discontinued operations	5,223	—
Proceeds from sale of business	493	—
Expenditures for property, plant & equipment	(5,559)	(5,178)
Acquisition of businesses, net of cash acquired	(304,342)	—
Other, net	394	(660)
Net cash used in investing activities of continuing operations	(303,780)	(5,773)
Net cash used in investing activities of discontinued operations	—	(2,319)
Net cash used in investing activities	(303,780)	(8,092)
Cash flows from financing activities:
Net borrowings (repayments) under revolving credit agreements	201,100	(8,500)
Debt repayment	—	(1,875)
Net change in bank overdraft	371	1,062

Proceeds from exercise of employee stock awards	1,455	1,519
Purchase of treasury shares	(14,072)	(2,951)
Dividends paid	(5,595)	(5,578)
Other, net	(381)	(337)
Net cash provided by (used in) financing activities of continuing operations	182,878	(16,660)
Net cash provided by financing activities of discontinued operations	—	2,951
Net cash provided by (used in) financing activities	182,878	(13,709)
Net (decrease) increase in cash and cash equivalents	(176,344)	835
Cash and cash equivalents of discontinued operations	—	(2,861)
Effect of exchange rate changes on cash and cash equivalents	262	(190)
Cash and cash equivalents and restricted cash at beginning of period	471,540	27,711
Cash and cash equivalents and restricted cash at end of period	$295,458	$25,495